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                                                                    EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT


          Employment Agreement (the "Agreement") dated as of June 9, 1997 between Timothy M. Dorgan (the "Executive") and Peapod, Inc., a Delaware corporation (the "Company" or "Employer"). The Company's principal office is located at 1033 University Place, Suite 375, Evanston, Illinois 60201.

          WHEREAS, the Company desires to continue to employ the Executive as its Executive Vice President-Interactive Marketing, and the Executive desires to continue such employment, for the term and upon the other conditions hereinafter set forth; and

          WHEREAS, concurrently herewith, the Executive and the Company are entering into a Severance Agreement (the "Severance Agreement") providing for certain substantial severance benefits.

          NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the Executive and the Company hereby agree as follows:


                                   ARTICLE I
                                   Employment

          Section 1.01. Position; Term; Responsibilities. The Company shall employ the Executive as its Executive Vice President-Interactive Marketing for a term commencing on the date hereof (the "Commencement Date") and ending on the fifth anniversary of the Commencement Date (subject to automatic extension as provided in Section 1.03, the "Employment Period"). Subject to the powers, authorities and responsibilities vested in the Board of Directors (including any committees thereof, the "Board") of the Company and the Chief Executive Officer of the Company (the "Company CEO"), the Executive shall oversee the interactive marketing services activities of the Company and have responsibility and authority for the formulation and execution of the policies relating to, and the administration of, such area. The Executive shall hold the title of Executive Vice President-Interactive Marketing or such other or additional title as is not inconsistent with the aforementioned responsibilities and shall report to the Company CEO. The Executive shall also perform such other executive and administrative duties for the Company and its subsidiaries and affiliates (not inconsistent with the position of Executive Vice President-Interactive Marketing), as may from time to time be authorized or

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directed by the Company CEO.  The Executive agrees to be employed by the Company in all such capacities, as such capacities may be amended from time to time by written agreement between Employer and the Executive, for the Employment Period, subject to all the covenants and conditions hereinafter set forth.

          Section l.02. Duties. During the Employment Period, the Executive shall perform faithfully the duties assigned to him hereunder to the best of his abilities and devote his full and undivided business time and attention to the transaction of the Company's business and not engage in any other business activities except with the approval of the Company CEO. The previous sentence shall not preclude the Executive from participating in the affairs of any governmental, educational or other charitable institution so long as the Board does not determine in good faith that such activities unreasonably interfere with the business of the Company or the performance by Executive of his duties hereunder.

          Section 1.03.  Automatic Extension of Employment Term; Termination.

          (a) The Employment Term shall be automatically extended for successive one-year periods on the fifth anniversary of the Commencement Date and each succeeding anniversary unless either party has delivered notice to the contrary (a "Non-Extension Notice") to the other party not less than one year prior to such anniversary.

          (b) The term of this Agreement shall be the Employment Term (as extended as provided in Section 1.03); provided that, the Company and the Executive each shall have the right to terminate this Agreement at any time during the Employment Term, subject to the rights and obligations of such parties as set forth in the Severance Agreement.


                                   ARTICLE II
                                  Compensation

          Section 2.01. Base Compensation. As compensation for his services hereunder, the Company shall pay to the Executive during the Employment Period a minimum annual salary of $121,900 (the "Base Salary"), less required or authorized deductions, payable in installments in accordance with the Company's normal payment schedule for senior management of the Company. The Executive's salary may be increased from time to time above the Base Salary required by this
Section 2.01 at the discretion of the Board.

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          Section 2.02.  Bonus Plan.  The Executive shall be entitled to participate in a management bonus plan as modified by the Board from time to time. Such plan shall, at a minimum, provide for an opportunity for the Executive to earn a cash bonus on an annual basis of up to 25% of the Executive's Base Salary received for the year as to which such bonus is earned (the "Target Bonus"), based on the meeting of performance goals (such as individual, departmental or Company-wide goals) as may be set from time to time by the Board in its absolute discretion (i.e., the Executive shall be entitled to receive a cash bonus with respect to such year of 25% of Base Salary if the levels of such performance goals are fully achieved for such year). This
Section 2.02 shall not limit the Board's ability to establish management bonus plans providing for a greater Target Bonus for the Executive or to provide a cash bonus for the Executive in any given year that is greater than the Target Bonus. The Executive's participation in the Company's current management bonus plan may be replaced, in whole or in part, by the Executive's participation in a commission-based plan mutually agreed upon by the Company and the Executive.

          Section 2.03. Employee Benefits. The Executive shall be entitled to participate in incentive compensation plans of the Company that are applicable to the Executive during the Employment period and shall be eligible for payments consistent with the terms of such plans. Upon satisfaction of any eligibility requirements, during the Employment Period, the Executive shall be entitled to participate in such employee benefit plans and to receive such other fringe benefits as are from time to time made generally available to the senior management of the Company; provided that if a severance benefit is payable to the Executive pursuant to Section 2.05, such benefit shall be paid in lieu of any benefit otherwise payable to Executive pursuant to any Company severance plan unless such plan expressly provides that payments thereunder will be made in addition to the severance payments provided hereunder. As of the date hereof, such plans include a 401(k) plan, automobile allowance program, life insurance program and long-term disability plan. Nothing herein shall be construed to require the Company to establish, or shall preclude the Company, in its absolute discretion, from changing or amending, in whole or in part, or revoking, any one or more of such employee benefit plans or programs without notice. In addition, the Executive shall be entitled to take time off for vacation or illness in accordance with the Company's policies with respect thereto established from time to time with respect to the Company's senior management.

          Section 2.04. Expense Reimbursements. The Company shall reimburse the Executive for all proper expenses incurred by Executive in the performance of Executive's duties hereunder in accordance with the policies and procedures established by the Board.

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          Section 2.05.  Severance Benefits; Severance Agreement. Concurrently
herewith, the Executive and Peapod are entering into the Severance Agreement which provides certain substantial severance benefits for the Executive in the event of termination of the Executive's employment with the Company. The Executive shall be entitled to the benefits of such Severance Agreement as if the provisions thereof were set forth fully herein.

                                  ARTICLE III
                    Noncompetition; Confidential Information

          Section 3.01. Noncompetition; Non-Solicitation. As a condition to the Executive's employment hereunder and to the Company's obligations hereunder, the Executive agrees to enter into, concurrently with his execution of this Agreement, an "Employee Nonsolicitation and Noncompete Agreement" in the form attached hereto as Exhibit A, and the Executive agrees to comply fully with all of the terms and provisions of such "Employee Nonsolicitation and Noncompete Agreement" as if such terms and provisions were fully set forth in this Agreement. The covenants contained in such "Employee Nonsolicitation and Noncompete Agreement" shall survive the conclusion of the Executive's employment by the Company as set forth therein.

                                   ARTICLE IV
                                 Miscellaneous

          Section 4.01. Notices. Any notice or request required or permitted to be given hereunder shall be sufficient if in writing and delivered personally or sent by registered or certified mail, return receipt requested, as follows: if to the Executive, to the address of Executive as set forth in the records of the Company, and if to the Company, to its address hereinabove set forth, or to any other address designated by either party by notice similarly given. Such notice shall be deemed to have been given upon the personal delivery or such mailing thereof, as the case may be.

          Section 4.02. Authority; No Conflict. The Executive represents and warrants to the Company that the Executive has full right and authority to execute and deliver this Agreement and to comply with the terms and provisions hereof and that the execution and delivery of this Agreement and compliance with the terms and provisions hereof by the Executive will not conflict with or result in a breach of the terms, conditions or provisions of any agreement, restriction or obligation by which the Executive is bound.

          Section 4.03. Assignment and Succession. The Agreement shall be binding upon and shall operate for the benefit of the

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parties hereto and their respective legal representatives, legatees, distributees, heirs, and successors and assigns. the Executive acknowledges that the services he renders pursuant to this Agreement are unique and personal. Accordingly, the Executive may not assign any of the Executive's rights contained in this Agreement or delegate any of his duties hereunder. The Company may assign its rights, duties or obligations under this Agreement to a purchaser or transferee of all, or substantially all, of the Company's assets.

          Section 4.04. Headings. The Article, Section paragraph and subparagraph headings are for convenience of reference only and shall not define or limit the provisions hereof.

          Section 4.05. Applicable Law. This Agreement shall at all times be governed by and construed, interpreted and enforced in accordance with the internal laws (as opposed to conflict of laws provisions) of the State of Illinois.

          Section 4.06. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement shall continue in full force and effect.

          Section 4.07. Waiver, Etc. The waiver of a breach of any provision of this Agreement shall not operate or be construed to be a waiver of any other or a subsequent breach. No delay or omission in the exercise of any power, remedy, or right herein provided or otherwise available to any party, shall impair or affect the right of such party thereafter to exercise the same. Any extension of time or other indulgence granted to a party hereunder or to any other person shall not otherwise alter or affect any power, remedy or right of any other party, or obligations of the party to whom such extension or indulgence is granted except as specifically waived.

          Section 4.08. Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its National Rules for the Resolution Employments Disputes, to the extent not inconsistent with this provision. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted in Chicago, Illinois before a single arbitrator. The parties shall select an arbitrator by mutual agreement from a panel of arbitrators experienced in arbitrating employment disputes proposed by AAA. If the parties are unable to agree on an arbitrator, AAA

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shall select an arbitrator in accordance with its procedures. Nothing herein shall preclude the Company from seeking and/or obtaining injunctive relief under the Employee Nonsolicitation and Noncompete Agreement required hereunder to be executed by the Executive.

          Section 4.09. Entire Agreement. This Agreement, together with the "Employee Nonsolicitation and Noncompete Agreement" and the Severance Agreement, contain the entire agreement of the parties relating to the subject matter hereof including, but not limited to, any previous written agreements concerning Executive's employment with Employer. This agreement may not be modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any change, modification, waiver, extension, or discharge is sought.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                PEAPOD, INC.



                                By:____________________________
                                   Andrew B. Parkinson
                                     Chairman, President and
                                     Chief Executive Officer



                                TIMOTHY M. DORGAN



                                _______________________________
                                Timothy M. Dorgan

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